Exhibit 99.1

Trimble Navigation Limited 935 Stewart Drive Post Office Box 3642 Sunnyvale, CA 94085 1.408.481.8000 phone 1.408.481.7781 fax

NEWS RELEASE

NEWS RELEASE

Trimble Announces CFO Transition

 Francois Delepine to Depart, Robert Painter to be Appointed CFO;
Trimble Expects Fourth Quarter Revenue at or Above High End of Previous Guidance

SUNNYVALE, Calif., Jan. 19, 2016—Trimble (NASDAQ: TRMB) announced today that Robert Painter, currently a Trimble vice president and general manager of Trimble Buildings, will become its new chief financial officer, replacing Francois Delepine, who will be leaving Trimble to pursue another opportunity. Painter will assume the role on February 1, 2016 and Delepine will remain with Trimble until early March to ensure a smooth transition.

"As a member of the Trimble Executive Committee during the past two years, Francois brought additional focus to the execution of our strategic business priorities while strengthening the financial organization and ensuring disciplined financial management across Trimble," said Steven W. Berglund, Trimble's president and CEO. "On behalf of the Board and management team, I thank Francois for his significant contributions to Trimble and wish him all the best."

"We are excited to announce Rob's acceptance of the CFO role," Berglund continued. "Rob brings extensive knowledge of Trimble to the position in addition to outstanding analytical and strategic skills. He is a hands-on operational manager with deep expertise in our Engineering and Construction segment, and will provide key leadership in the execution of Trimble's strategic and financial plans. He is also an accomplished communicator who will work to improve the understanding of Trimble's long-term strategy and prospects within the financial community."

Painter assumed leadership of Trimble's business development when he joined the company in 2006 and led all acquisition activity for three years. During that time, he played a substantial role in the creation of Virtual Site Solutions, a joint venture with Caterpillar. Subsequently, Painter was general manager for Trimble's construction services business and then general manager for Intelligent Construction Tools, Trimble's joint venture with Hilti. In 2015, Painter was appointed vice president for Trimble Buildings, a significant component of the Engineering and Construction segment.  In this role, he managed worldwide operations for the BIM-centric businesses that span the design-build-operate continuum. Prior to Trimble, he held a variety of management and finance positions at Cenveo, Rapt, Bain & Company, Whole Foods and Kraft. Painter holds a BS in Finance from West Virginia University and an MBA from Harvard Business School.

Trimble also announced today that it expects fourth quarter revenue to be at or above the high end of the guidance issued on its October 29, 2015 earnings conference call. The company will discuss full financial results on its fourth quarter earnings conference call on February 9, 2016.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on February 9 at 1:30 p.m. PT to review its fourth quarter and fiscal year 2015 results. It will be broadcast live on the Web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The pass code is 30806350. The replay will also be available on the Web at the address above.

About Trimble

Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978, Trimble is headquartered in Sunnyvale, Calif.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for the appointment of Robert Painter on February 1 and the financial projections that Trimble has guided for the fourth quarter. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. The timing of executive departures and appointments will be determined by the individuals involved as well as the Company's Board of Directors. The Company has not yet completed accounting for its fourth quarter results and such results may be adversely affected if the Company is required to make audit adjustments or is otherwise unable to recognize the revenue it expects. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

Media Contact:   LeaAnn McNabb of Trimble: 408-481-7808